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                                                           Exhibit 10.16


                               TAX INDEMNITY AGREEMENT

    This Agreement is made the 24th day of December, 1996 by and between MICROVISION MEDICAL SYSTEMS, INC., a Delaware corporation ("Borrower", jointly and severally if more than one) and Barnett Bank, N.A. ("Bank").

    WHEREAS Bank is making, renewing, substituting, consolidating or modifying a $3,000,000.00 loan dated December 24, 1996 ("Loan"), executed by Borrower, upon which State of Florida documentary stamp tax and/or non-recurring intangible taxes (jointly and severally, the "Taxes") may or may not be due, same dependant upon the structure of the loan, and

    WHEREAS, Borrower is of the opinion that the Loan may not be subject to the Taxes and has requested that Bank not collect, withhold nor pay the Taxes, and

    WHEREAS, Borrower has been informed by Bank that non-payment of the Taxes may create a potential liability to Bank in the event that nay claims are brought against Bank by reason of non-payment of the Taxes;

    THEREFORE, Bank has requested, and Borrower has agreed to give, this Agreement with the Borrower indemnifying the Bank as follows:

    1. Borrower assumes the risk of all damage, loss, cost and expense, (including interest and penalties, if any), and agrees to indemnify and hold harmless Bank, its directors, officers, agents and employees from and against any and all liability, damage, loss, cost, expense or reasonable attorney fees which may accrue to or be sustained by Bank, its directors, officers, agents or employees on account of or arising from any claim of action raised by, filed or brought by or in the name of any State of Florida Governmental or Administrative Department with respect to non-payment of the Taxes against Bank, its directors, officers, agents or employees in connection with the Loan.

    2. Borrower agrees to pay Bank against any claim brought or action filed against Bank with respect to the subject of this indemnity contained herein, whether such claim or action is rightfully or wrongfully brought or filed.

    3. Bank shall use its best efforts to give written notice to Borrower of any claim or action which Bank is to indemnified against herein in a timely manner after written notice of such claim or action is received by Bank, by sending notification via certified or registered mail, postage prepaid, return receipt requested or overnight courier to Borrower at its billing address shown on Bank's billing system, Bank shall also request from entity seeking said demand or inquiry that the demand or inquiry be in writing and sent to Bank, but is not responsible for non-compliance with its request. Additionally, Borrower shall give

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immediate notice to Bank if Borrower receives any notice of any possible or actual claim or action.

    4. In case a claim should be brought or action filed with respect to the subject of indemnity herein, Borrower agrees that Bank may employ attorneys of its own selection to appear and defend the claim or action on behalf of Bank, at the expense of Borrower, Bank at its option shall have authority for the direction of the defense, and shall be the judge of the acceptability of any compromise or settlement or any claims or actions against Bank, however, Borrower has right to be advised of any compromises or settlements and upon request to the Bank, to be joined in the lawsuit as a party defendant, therefore allowing the Borrower to assert its own defenses.

    5. Indemnities and obligations provided for herein shall continue in full force and effect notwithstanding the expiration or termination of the Loan for any reason whatsoever. Nothing in this Agreement or otherwise shall authorize any of the parties hereto or any other person or entity to act so as to incur or impose any liability or obligation for or on behalf of the others.

    6. It is further understood and agreed by the parties hereto that if any of the provisions hereof shall contravene, or be invalid under the laws of the State of Florida or any county or jurisdiction where used, such contravention or invalidity shall not invalidate this agreement but shall be construed as if not containing the particular provision or provisions held to be invalid, and the rights of the obligations of the parties hereto shall be construed and enforced accordingly.

    7. Each party agrees to execute and deliver or cause to be executed and delivered, all such instruments, certificates and documents, and to take all such other actions, as the other party to this Agreement may reasonably request from time to time to effectuate the purpose and intent of this Agreement.

    8. The failure of the Bank to insist in any one or more instances upon performance of any of the provisions of this Agreement or to take advantage of any of its rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of nay such rights, and the same shall continue and remain in full force and effect. No single or partial exercise by Bank of any right or remedy shall preclude other or further exercise hereof or the exercise of any other right or remedy, Waiver by Bank of any breach of any provision of this Agreement shall not constitute or be construed as a continuing waiver or as a waiver of any other breach of any other provision of this Agreement.


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    9.   This Agreement contains the entire agreement between the parties with respect to the matters contemplated herein and supersedes and cancels all prior agreements between them whether oral, written or implied. No modifications, amendments or waivers of this Agreement, or any of its provisions shall be binding on any party unless evidenced by a written instrument duly executed by the parties.

    The undersigned have executed this Indemnity Agreement on the day and year first appearing.

BARNETT BANK, N.A.                BORROWERS:

By: Illegible                          MICROVISION MEDICAL
   --------------------------          SYSTEMS, INC.
                                  By:  /s/ Douglas S. Harrington
                                     ---------------------------------
                                       President
                                     ---------------------------------
                                       (Title)


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STATE OF California
COUNTY OF Orange

The foregoing was acknowledged before me this 24th day of December, 1996 by Douglas S. Harrington as President of MICROVISION MEDICAL SYSTEMS, INC., a Delaware corporation, on behalf of said corporation, who is personally known to me or who provided valid Cal. Driver's license as identification and who did take an oath.

My Commission expires:  11/19/96            /s/ Mary J. Miller
                                            -----------------------------------
                                            Notary Public

       MARY J. MILLER
    Commission # 1077821
  Notary Public - California
        Orange County
My Comm. Expires Nov. 19, 1999